EX-99.906CERT

CERTIFICATION

J. Paul Cunningham, President, and Donald L. Dillingham, Treasurer of the Merit Advisors Investment Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.           The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2005 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                                                                          Treasurer

Merit Advisors Investment Trust                                                     Merit Advisors Investment Trust

/s/          J. Paul Cunningham                                              /s/         Donald L. Dillingham

J. Paul Cunningham                                                            Donald L. Dillingham

Date:                  5/9/05                                                       Date:                               5/9/05

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Merit Advisors Investment Trust and will be retained by the Merit Advisors Investment Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.